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EXHIBIT 10.66

                                                                  HASTINGS PLACE
                                PROMISSORY NOTE

$3,258,000.00                    Dallas, Texas                 December 27, 1996

    FOR VALUE RECEIVED, HASTINGS PLACE PARTNERS, A TEXAS LIMITED PARTNERSHIP, a Texas limited partnership ("MAKER"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A., a national banking association ["LENDER"], at its banking house in the City of Dallas, Dallas County, Texas, the principal sum of THREE MILLION TWO HUNDRED FIFTY-EIGHT THOUSAND AND NO/100 DOLLARS ($3,258,000.00) for the unpaid balance of all principal advanced against this Promissory Note ["NOTE"], if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding, as hereinafter provided.

    1. DEFINITIONS. When used in this Note, the following terms shall have the following meanings:

         (a) "ADJUSTED LIBOR RATE" means a rate per annum equal to the quotient (rounded upwards, if necessary, to the next higher one/one-hundredth [1/100] of one percent [1%] obtained by dividing (i) the applicable "Euro-Dollar" (as such term is hereafter defined) by
    (ii) 1.00 minus the "Euro Dollar Reserve Percentage" (as such term is hereafter defined) to which Lender or any participant (a "PARTICIPANT") in the Loan may be or become subject.

         (b)  "ELECTION" means a Matching Funds Election.

         (c) "EURO-DOLLAR BUSINESS DAYS" means any domestic business day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London.

         (d) "EURO-DOLLAR RESERVE PERCENTAGE" means for any day during the term of this Note, that percentage (expressed as a decimal) that is in effect on such day, as the same is prescribed by the Board of Governors of the Federal Reserve System (or its successor) for determining the maximum reserve requirement for Lender or any Participant in respect of "Euro-currency liabilities" (or in respect of any other category of liabilities which includes deposits, by reference to which the interest rate on a borrowing is determined, or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

         (e) "FORMULA RATE" means the per annum interest rate, calculated for the applicable day, equal to the "Prime Rate" (as such term is hereafter defined) for that day plus one and three-fourths percent (1.75%) (the "PRIME RATE ADJUSTMENT"), computed for the actual number of calendar days elapsed during which the principal of this Note is outstanding but as if each year consisted of 360 days, subject to the controlling terms of
    SECTION 2(d) herein below.

         (f) "EURO-DOLLAR RATE" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of any interest period for a term comparable to such interest period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m., (London time) two Business Days prior to the first day of an interest period for a term comparable to such interest period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

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         (g)  "MATCHING FUNDS ELECTION" means an election by Maker to cause a portion of the proceeds of the Loan to be segregated into a separate account and to bear interest at the applicable "Matching Funds Rate" rather than the "Stated Rate" (as such terms are hereafter defined) for the term of the Election.

         (h) "MATCHING FUNDS PRINCIPAL" means the outstanding principal balance of the Loan advanced to Maker which is subject to interest at a Matching Funds Rate pursuant to an effective Election.

         (i) "MATCHING FUNDS RATE" means a rate one hundred seventy-five (175) basis points (the "LIBOR RATE ADJUSTMENT") per annum in excess of the Adjusted LIBOR Rate as it exists from time to time.

         (j) "MAXIMUM RATE" means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. To the extent, if any, that Chapter One ("CHAPTER ONE") of Title 79, Texas Revised Civil Statutes, Section 1925, as amended (the "TEXAS CREDIT CODE") establishes the Maximum Rate, the Maximum Rate shall be the weekly "indicated rate ceiling" (as defined in Article 5069-1.04[a] of Chapter One). The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.

         (k) "PAST DUE RATE" means, on any day, a rate per annum equal to the lesser of (a) the Maximum Rate, or (b) the Stated Rate plus four percent (4%) per annum computed for the actual number of calendar days elapsed during which such a past due amount is outstanding.

         (L) "PRIME RATE" means that variable rate of interest per annum established and announced by Lender at its principal office in Dallas, Texas from time to time as its "prime rate." Such rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate and that Lender may make various business or other loans at rates of interest having no relationship to that rate.

         (m) "STATED RATE" means, on any day, a rate per annum equal to and calculated on the basis of the Formula Rate. If on any day the Stated Rate shall exceed the maximum permitted by application of the Maximum Rate in effect on that day, the Stated Rate shall be fixed at the maximum permitted by application of the Maximum Rate on that day and on each day thereafter until the total amount of interest accrued at the fixed stated Rate on the unpaid balance of this Note equals the total amount of interest which would have accrued if there were no limitation by the Maximum Rate and the Stated Rate had not been so fixed.

    2. INTEREST. As hereinafter provided, the principal balance of this Note may be segregated into separate accounts and shall bear interest as follows:

         (a) So much of the principal balance of this Note as is not from time to time subject to an effective Election shall constitute one account (the "STATED RATE ACCOUNT") and shall bear interest prior to default or maturity at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or
    (ii) the Stated Rate.

         (b) The principal balance of this Note which may from time to time be subject to an effective Election, shall constitute a separate account (the "MATCHING FUNDS ACCOUNT") and shall bear interest prior to default or maturity at a rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Matching Funds Rate applicable to such Election.

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         (c)  Any principal of this Note which is not paid when due, and to the extent permitted by applicable law, any interest on this Note which is not paid within five (5) days after the same shall become due and payable, shall bear interest at a varying rate per annum equal to the Past Due Rate from the date due and payable until paid.

         (d) Subject always to limitation by the Maximum Rate, interest on this Note shall be calculated on the basis of the 360-day method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period.

         (e) Without notice to Maker or anyone else, the Prime Rate and the Maximum Rate shall each automatically fluctuate upward and downward as and in the amount by which the Lender's prime rate and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate, subject always to limitation of the Stated Rate and the Past Due Rate by the Maximum Rate.

    3. PAYMENT OF PRINCIPAL AND INTEREST.

         (a) The entire principal balance of this Note then unpaid shall be due and payable on December 27, 1997. The final maturity of this Note is subject to possible extension as provided and subject to the conditions herein.

         (b) Accrued but unpaid interest shall be due and payable (i) in monthly installments beginning on February 1, 1997, (ii) continuing on the first (1st) day of each consecutive calendar month thereafter before maturity, and (iii) at the final maturity of this Note. Maker agrees and acknowledges that Lender has no obligation to give notice to Maker of the amount of interest which is due and payable each month. Maker further agrees and acknowledges that Maker is solely responsible for, and shall not be relieved of, its obligation to pay such interest on the first day of each month until maturity of this Note, notwithstanding the fact that notice of such amount may not have been sent by Lender and/or received by Maker even if Lender regularly gives such notice.

         (c) Whenever any payment shall be due under this Note on a day which is not a "Business Day" (as such term is hereafter defined), the date on which such payment is due shall be extended to the next succeeding Business Day. "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which national banks in Dallas, Texas are authorized or required to be closed.

         (d) All principal, interest and other sums payable under this Note shall be paid, not later than 2:00 o'clock p.m. (Dallas, Texas time) on the day when due, in immediately available funds and in lawful money of the United States of America. Funds received after 2:00 o'clock p.m. (Dallas, Texas time) shall be treated for all purposes as having been received by Lender on the Business Day next following the date of receipt of such funds. Any payment under this Note or under any other "Loan Document" (as such term in hereafter defined) other than in the required amount in good, unrestricted U.S. funds immediately available to the holder hereof shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

         (e) Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the "secured indebtedness" (as defined in the Mortgage, which is hereafter defined) in the order and manner which the holder hereof shall deem appropriate, any instructions from Maker to the contrary notwithstanding. All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal. All prepayments on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest which is then past due under the terms of this Note and the balance to the

PROMISSORY NOTE - Page 3

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    remaining principal installments. Nothing herein shall limit or impair any rights of the holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default.

    4. PREPAYMENT. Maker may at any time pay the full amount or any part of this Note without payment of any premium or fee; PROVIDED, HOWEVER, that if Maker prepares any portion of the Matching Funds Account prior to the expiration of the term of the Matching Funds Election applicable to such portion. Maker shall reimburse Lender for any Funding Loss as defined in SECTION 7 hereof. All prepayments shall be applied first to accrued interest, the balance to principal.

    5. MORTGAGE. This Note has been issued in connection with a certain Deed of Trust, Assignment, Security Agreement and Financing Statement of even date herewith executed by Maker to Michael F. Hord, Trustee for the benefit of Lender, covering and affecting certain property (the "PROPERTY") located in Harris County, Texas, more fully described therein (which, as it may have been or may be amended, restated, modified or supplemented from time to time, herein called the "MORTGAGE"). Lender is entitled to the benefits of and security provided for in the Mortgage. This Note, the Mortgage, any guaranty executed in connection therewith and any other document now or hereafter evidencing, securing, guaranteeing or executed in connection with the loan currently evidenced by this Note are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "LOAN DOCUMENT" and together the "LOAN DOCUMENTS." Terms used herein with initial capital letters and not defined herein, if any, have the meanings given them in the Mortgage. Any notice required or which any party desires to give under this Note shall be given and effective as provided in the Mortgage.

    6.   MATCHING FUNDS ELECTION.

         (a) Commencing upon the effective date hereof, and from time to time during the term of the Loan, so long as no default has occurred and is continuing, Maker may elect to cause the Loan to bear interest at the Matching Funds Rate rather than the Stated Rate; PROVIDED, HOWEVER, that (i) Maker may not exercise an Election at any time when the Matching Funds Rate would exceed the Maximum Rate, and (ii) no more than one (1) Election may be in force at any time regarding the Loan. Upon the effective date of the Election, the Loan shall bear interest prior to default or maturity from the effective date of the Election to the end of the term of the Election at the Matching Funds Rate applicable on the effective date of the Election; PROVIDED that the Matching Funds Rate shall be adjusted from time to time during the term of the Election in accordance with any fluctuations in the Adjusted LIBOR Rate caused solely by fluctuations in the Euro-Dollar Reserve Percentage referenced in SECTION 1(a)(ii) hereinabove.

         (b) Maker shall inform Lender when Maker wishes to exercise an Election, and Lender shall advise Maker as to the then applicable Matching Funds Rates and the available periods for which Maker may exercise the Election. To exercise the Election, Maker shall advise Lender by 1:00 p.m. (Dallas, Texas time) at least three (3) days prior to the desired effective date of the Election of (a) the amount of the Matching Funds Principal as to which Maker wishes to exercise the Election, (ii) the desired effective date of the election, and (iii) the desired term of the Election, which term shall be a 30, 60 or 90 day period, provided that the term of an Election for the Adjusted LIBOR Rate must not end on a day other than a Euro-Dollar Business Day, and no Election may end on a day that is later than the stated maturity date of this Note. The Election shall become effective three
    (3) Euro-Dollar Business Days following the date of Maker's advising Lender of the particular terms of the Election. On or before the effective date of the Election. Maker shall execute and deliver to Lender a written confirmation of (i) the amount of the Matching Funds Principal subject to the Election, (ii) the term of the Election, and
    (iii) the initial Matching Funds Rate applicable to the Election.

    (c) Maker may not extend an Election beyond the original term thereof at the Matching Funds Rate applicable during the original term. However, at the end of the

PROMISSORY NOTE - Page 4

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    term of an Election, Maker may make an additional Election to cause the Matching Funds Principal subject to the expired Election to bear interest at the Matching Funds Rate applicable on the day of the expiration of the prior Election for the term of the new Election by so advising Lender three (3) Euro-Dollar Business Days before the expiration of the prior Election, and giving to Lender a written confirmation by the effective date of the new Election in the manner specified above accompanied by the payment of any additional fee required by this Note. Otherwise, upon the expiration of the prior Election, the Matching Funds Principal subject to the expired Election shall be returned to the same account as the Loan proceeds which bear interest at the Stated Rate and shall again bear interest prior to default or maturity at the Stated Rate.

         (d) Notwithstanding any other provision of this Note, if (i) any change in applicable law, rule or regulation or in the interpretation or administration thereof shall make it unlawful for Lender to issue certificates of deposit or impair or restrict Lender's ability to do so for terms and at rates which permit Lender to respond to an Election by obtaining funds at the Adjusted LIBOR Rate, or (ii) Lender reasonably determines that by reason of circumstances affecting the Interbank euro-dollar market generally, either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any period, or (iii) Lender reasonably determines that it is impracticable for Lender to obtain funds against which to match Matching Funds Principal in connection with an Election (by purchasing U.S. Dollars in the Interbank euro-dollar market): then, in any of the foregoing instances. Maker's right to make any further Elections or to continue any Elections then in force shall be suspended for the duration of such illegality or impairment or restriction.

    7. FUNDING LOSS. Maker agrees to reimburse Lender for, and to hold Lender harmless from, any loss or expense of Lender resulting from:

         (a) the failure of Maker to make any required payment or prepayment of principal of the Loan (including payments to be made after any acceleration thereof):

         (b) the prepayment of any funds advanced hereunder which are subject to a Matching Funds Election on a day which is not the last day of the term of such Election: or

         (c) the conversion of any funds advanced under Matching Funds Rate to a Stated Rate on a day which is not the last day of the term of such Matching Funds Election.

    It is expressly understood that all provisions of this Note, including but not limited to the provisions regarding the charging of interest at a Matching Funds Rate for the term of an Election, are subject to the provisions hereof limiting the amount of interest contracted for, charged, received or collected hereunder to the maximum amount permitted under applicable law.

    8. EVENTS OF DEFAULT. The occurrence of any one of the following shall be a default under this Note ("DEFAULT"):

         (a) Any principal payment and any other sum of money due under this Note or any obligation involving the payment of money by Maker under the Loan Documents is not paid when due, whether at the due date specified herein or in the Loan Documents or at a date fixed for payment in full at maturity or upon prepayment, by acceleration or otherwise or any interest due on such principal or other sum is not paid to Lender within five (5) days of the due date thereof; or

         (b) The occurrence of any other default, breach or event of default (however such term is defined therein or whether or not such term is defined) under any Loan Document and such default is not cured within any applicable notice and cure periods provided therein.


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    Any default under this Note shall constitute a default (however such term is defined therein or whether or not such term is defined therein) under each of the Loan Documents, and any default, breach, or event of default (however such term is defined therein or whether or not such term is defined therein) under any of the Loan Documents shall constitute a default under this Note and under each of the Loan Documents. Upon the occurrence of a default, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

    9. NO WAIVER BY HOLDER. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other remedies existing at law or in equity, and the holder hereof shall, in addition to the remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

    10. COLLECTION OF COSTS. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce, or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

    11. COMPLIANCE WITH LAWS. It is the intent of Lender and Maker and all other parties to the Loan Documents to confirm to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Lender or any other holder hereof and Maker (or any other party liable with respect to any Indebtedness under the Loan Documents) are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest contracted for, charged or received under this Note or otherwise, exceed the Maximum Rate. If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Rate, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Maximum Rate, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Rate, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the secured indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been

PROMISSORY NOTE - Page 6

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excessive exceeds such unpaid principal. The right to accelerate maturity of this Note or any other indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law.

    12. JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Note as Maker, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security therefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security therefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to, any of them; and (v) submit (and waive all rights to object) to non-exclusive personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

    13. AMENDMENTS. This Note may not be changed, amended or modified except in a writing expressly intended for such purposes and executed by the party against whom enforcement of the change, amendment or modification is sought.

    14. PURPOSE OF LOAN. The loan evidenced by this Note is made solely for business purposes and is not for personal, family, household or agricultural purposes.

    15. PARTICIPATION. The holder of this Note may, from time to time, sell or offer to sell the loan evidenced by this Note, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the loan evidenced by this Note including, without limitation, any security for this Note and credit information on Maker, any of its principals and any guarantor of this Note to any assignee or participant or prospective assignee or prospective participant, the holder's affiliates including NationsBanc Capital Markets, Inc. in the case of Lender, any regulatory body having jurisdiction over the holder, and to any other parties as necessary or appropriate in holder's reasonable judgment. Maker shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such companies, assignee(s), and participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such person(s) would have had if such person(s) had been Lender hereunder.

    16. SUCCESSORS AND ASSIGNS. The terms, provisions, covenants and conditions of this Note shall be binding upon Maker and the heirs, devisees, representatives, successors and assigns of Maker.

    17. GOVERNING LAW. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW. MAKER HEREBY ACKNOWLEDGES THAT ITS BUSINESS OFFICE IS IN DENVER COUNTY, COLORADO, BUT THAT THE NOTE IS PAYABLE IN DALLAS COUNTY, TEXAS. THEREFORE, MAKER HEREBY CONFIRMS AND AGREES THAT ALL LEGAL ACTIONS INVOLVING THE VALIDITY OR ENFORCEMENT OF THIS NOTE (INCLUDING, BUT NOT LIMITED TO, ANY

PROMISSORY NOTE - Page 7
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BANKRUPTCY PROCEEDINGS INVOLVING MAKER) SHALL HAVE JURISDICTION AND VENUE IN
DALLAS COUNTY, TEXAS.

    18. TIME OF ESSENCE. Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder.

    19. CAPTIONS. The paragraph headings used in this Note are for convenience of reference only and shall not affect the meaning or interpretation of this Note.

    20. EXTENSION OPTION. Maker shall have the right, at its option, by written notice thereof given to Lender at least thirty (30) days (but not more than ninety (90) days) prior to the final maturity date of this Note, to extend such maturity date for an additional period of twelve (12) months, provided the following conditions have been satisfied to Lender's satisfaction:

         (a) Lender has reviewed and approved the then current financial condition of Maker;

         (b) Maker shall pay a fee of one-quarter of one percent (0.25%) of the outstanding loan balance to Lender upon the date that the Note is extended and renewed;

         (c) No default or event of default under the Note, the Mortgage or any other Loan Document shall currently exist, which is not cured during any applicable notice and cure periods provided therein, nor shall any event then exist, which with notice and or lapse of time could become an event of default or a default under any of the Loan Documents which is not cured within any applicable notice and cure period;

         (d) Maker shall execute such documentation as is required by Lender in connection with each extension and renewal;

         (e) The title policy is endorsed by the issuing title company in a manner satisfactory to Lender;

         (f) No material adverse change has occurred in the condition of the Mortgaged Property, Maker or Guarantor, and each meets the conditions concerning financial, operating and rent statements provided in the Mortgage;

         (g)  The Mortgaged Property has a Debt Coverage Ratio of 1.2 to
    1.0. As used in this Note, the term "Debt Coverage Ratio" means a debt coverage ratio calculated according to the form of Debt Coverage Ratio Certificate incorporated in that certain Debt Coverage Agreement of even date herewith executed by Maker for the benefit of Lender;

         (h) The outstanding principal balance of the Loan is not greater than eighty percent (80%) of the appraised value of the Mortgaged Property;

         (i) Immediately upon and at all times following the extension of the Note, Maker shall pay monthly on the first day of each calendar month in addition to the interest described herein, a principal reduction payment of $3,000 per month; and

         (j) The Mortgaged Property shall have a minimum occupancy rate of 85%.

Upon any extension of the Note, the terms and provisions of the Note shall be in full force and effect without any amendments or modifications thereto except as agreed to in writing by Maker and Lender.

    21. STATUTE OF FRAUDS NOTICE. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

PROMISSORY NOTE - Page 8

    22. This Note is a full recourse obligation of the Maker. Notwithstanding the foregoing, recourse under this Note to the general partner of Maker (the "General Partner") shall be limited to the same extent that the General Partner's liability is limited in the Security Agreement (as defined in the Mortgage), and recourse under this Note to any constituent partner of such General Partner shall be limited to the same extent that such constituent partner's liability is limited in the Guaranty (as defined in the Mortgage).

                     [Remainder of page intentionally left blank]

PROMISSORY NOTE - Page 9

    IN WITNESS WHEREOF, Maker has duly executed this Note to be effective as of the date first above written.

                                            MAKER:
 ADDRESS OF OWNER:

 1873 S. Bellaire Street, 17th Floor        HASTINGS PLACE PARTNERS. A TEXAS
 Denver, Colorado 80222                     LIMITED PARTNERSHIP.
                                            a Texas limited partnership

                                            By: AIMCO HASTINGS PLACE, L.P.,
                                                a Delaware limited partnership,
                                                as General Partner

                                            By: AIMCO HOLDINGS, L.P.,
                                                a Delaware limited partnership,
                                                as General Partner

                                            By: AIMCO HOLDING QRS, INC.,
                                                a Delaware corporation,
                                                as General Partner


                                                 By: /s/ Harry Alcock
                                                    --------------------------
                                                     Harry Alcock
                                                     Vice President


PROMISSORY NOTE (HASTINGS PLACE) - Signature Page